SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 2, 2009

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-977

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers
SIGNATURES
EXHIBITS

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Donald F. Mazankowski has announced that he will retire from his position as a Weyerhaeuser Company director effective as of January 14, 2009.  The Board has appointed Wayne W. Murdy, the former CEO and Chairman of Newmont Mining Corporation, as a director effective as of January 15, 2009.  The Board has not yet determined to which committees Mr. Murdy will be appointed.

Steven R. Rogel has announced that he will retire from his position as Director and Chairman of the Weyerhaeuser Company Board of Directors effective as of April 15, 2009.  The Board has appointed Charles R. Williamson as Chairman of the Board of Directors to succeed Mr. Rogel effective as of April 15, 2009.  As a non-employee Chairman of the Board, Mr. Williamson will receive an annual fee of $300,000 of which $150,000 will automatically be deferred into the share equivalent account of the Weyerhaeuser Company Fee Deferral Plan for Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

Date: January 2, 2009	By:	/s/ Jeanne Hillman
Vice President and
Chief Accounting Officer